SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2007 (October 25, 2007)

SPECTRX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22179 (Commission File Number)	58-2029543 (IRS Employer Identification No.)

4955 Avalon Ridge Pkwy, Suite 300 Norcross, Georgia (Address of Principal Executive Offices)	30071 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS.
SIGNATURES

Item 8.01.         Other Events.

 2007 Annual Meeting Results.

The following are the results from SpectRx's annual meeting of shareholders held in Norcross, GA on October 25, 2007.

Approved:

1.       To elect directors of SpectRx.
2.       To approve an amendment to the Company's restated Certificate of Incorporation to change the name of the Company to Guided Therapeutics, Inc.
3.       To approve an amendment to the Company's restated Certificate of Incorporation to increase the number of authorized shares of common stock to a total of 100,000,000 shares.
4.       To approve and adopt an amendment to SpectRx's 1995 Stock Plan increasing the number of shares available for grant by 4,000,000.
5.       To approve a reverse stock split in a ratio ranging from one-for-two to one-for-ten of all issued and outstanding shares of our common stock, the final ratio to be determined within the sole discretion of the Board of Directors.

No other business came before the meeting.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRX, INC.
/s/ MARK L. FAUPEL
	By:	Mark L. Faupel, Ph.D.
CEO & President

Date: October 25, 2007.